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                                  EXHIBIT 99.1

Schedule of computation of ratio of earnings to fixed charges of The Kroger Co. and consolidated subsidiary companies for the five fiscal years ended February 3, 2001 and for the three quarters ended November 10, 2001 and November 4, 2000.

                           November 10,    November 4,     February 3,    January 29,     January 2,    December 27,   December 28,
                               2001           2000            2001           2000            1999           1997           1996
                            (40 weeks)     (40 weeks)      (53 weeks)     (52 weeks)      (53 weeks)     (52 weeks)     (52 weeks)
                            ----------     ----------      ----------     ----------      ----------     ----------     ----------
                                                                   (in millions of dollars)
  Earnings:
     Earnings before
      tax expense and
      extraordinary loss....  $ 1,140        $   876         $ 1,508        $ 1,102         $   889        $   954        $   701

     Fixed charges..........      800            795           1,058          1,010           1,038            679            595
     Capitalized interest...       (8)            (5)             (7)            (5)             (9)           (10)           (12)
                              --------       --------        --------       --------        --------       --------       -------
                              $ 1,932        $ 1,666         $ 2,559        $ 2,107         $ 1,918        $ 1,623        $ 1,284
                              ========       ========        ========       ========        ========       ========       =======

  Fixed charges:
     Interest...............  $   516        $   514         $   683        $   644         $   654        $   397        $   361
     Portion of rental
      Payments deemed
      to be interest........      284            281             375            366             384            282            234
                              --------       --------        --------       --------        --------       --------       -------
                              $   800        $   795         $ 1,058        $ 1,010         $ 1,038        $   679        $   595
                              ========       ========        ========       ========        ========       ========       =======

  Ratio of earnings to
     fixed charges..........      2.4            2.1             2.4            2.1             1.8            2.4            2.2
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